Exhibit 99.1

Old Point Releases Second Quarter 2018 Results

Hampton, VA, July 27, 2018 (PRNewswire) Old Point Financial Corporation (the Company or Old Point) (NASDAQ "OPOF") reported net income of $990 thousand and earnings per share of $0.19 for the second quarter ended June 30, 2018. Excluding the effect of $479 thousand in after tax merger costs, net operating earnings (non-GAAP) were $1.5 million, or $0.28 per share, for the second quarter of 2018.  The Company's second quarter of 2018 results include the financial results of Citizens National Bank (Citizens), which the Company acquired on April 1, 2018.

Net income for the six months ended June 30, 2018 was $1.9 million or $0.38 per share. Excluding the effect of $684 thousand in after tax merger costs, net operating earnings (non-GAAP) were $2.6 million, or $0.51 per share, for the six month period.

Robert Shuford, Jr., President and CEO of Old Point National Bank said, "This was a solid quarter for us as we continued to see revenue momentum and improvement in core profitability metrics, as compared to the prior quarter and same quarter prior year.  Net loan growth was muted by some large pay-downs, but new loan production and related pipelines are strong. Noninterest revenues were particularly strong in the second quarter across most of our lines of business. While operating expenses were somewhat elevated during the quarter, much of the increase was associated with nonrecurring expenses associated with the acquisition, which coupled with anticipated cost savings, should improve over the second half of the year. We have a number of initiatives ongoing to improve our efficiency and effectiveness, including the implementation of a new commercial loan origination platform scheduled for later this year. In addition, we are developing, with the help of advisors, a future state for all of our loan origination processes to maximize this investment. The Citizens acquisition has come together seamlessly and our new Old Point teammates are bringing much energy and enthusiasm."

Highlights of the quarter are as follows:

•	Net interest income after provision for loan losses improved to $7.8 million, an increase of 7.4% over the previous quarter and 21.3% over the second quarter of 2017.

•
Return on average assets (ROA) was 0.39% compared to 0.38% in the prior quarter and 0.50% in the second quarter of 2017. Net operating ROA (non-GAAP) was 0.57% compared to 0.46% and 0.34% in the first quarter of 2018 and the second quarter of 2017, respectively.

•	Non-performing assets as a percentage of total assets improved to 1.59% from 1.66% at March 31, 2018; this ratio was 1.58% at June 30, 2017.

•	Total assets increased to $1.0 billion, representing growth of $50.2 million, or 5.1%, from December 31, 2017 and $79.5 million, or 8.3%, from June 30, 2017, reflecting the acquisition of Citizens.

Net Interest Income

Net interest income for the second quarter of 2018 was $8.4 million, an increase of $681 thousand, or 8.8%, from the prior quarter and an increase of $1.0 million, or 14.0%, from the second quarter of 2017. The quarter-over-quarter and year-over-year increases in net interest income are attributable to higher average earning asset balances, partially offset by higher funding costs. The tax-equivalent net interest margin for the quarter was 3.65%, up from 3.48% in the prior quarter and 3.64% in the same period a year ago. The margin expansion was principally due to higher loan yields, which were enhanced in the second quarter of 2018 due in part from the higher yields and discount accretion on loans acquired through the merger with Citizens. The higher loan yields were partially offset by increased rates on interest-bearing deposits and borrowings.

Asset Quality

Non-performing assets (NPAs) totaled $16.4 million as of June 30, 2018, down from $16.5 million at March 31, 2018 and up from $14.9 million at June 30, 2017. NPAs as a percentage of total assets were 1.59%, which compares to 1.66% at March 31, 2018 and 1.56% at June 30, 2017. Non-accrual loans decreased to $13.9 million from $14.1 million at March 31, 2018 but increased from $11.6 million at June 30, 2017. Loans past due 90 days or more and still accruing interest increased to $2.3 million from $2.2 million at March 31, 2018 and decreased from $3.4 million at June 30, 2017. Of the loans past due 90 days or more at June 30, 2018, approximately $1.9 million were government-guaranteed student loans. Other real estate owned totaled $251 thousand at June 30, 2018 compared to $203 thousand at March 31, 2018.  The Company had no other real estate owned at June 30, 2017.

The allowance for loan and lease losses (ALLL) was $9.9 million at June 30, 2018 compared to $9.7 million at March 31, 2018 and $8.7 million at June 30, 2017. The ALLL as a percentage of loans held for investment was 1.28% at June 30, 2018 compared to 1.33% at March 31, 2018 and 1.28% at June 30, 2017. The linked quarter decrease is primarily attributable to the acquisition of Citizens, as the purchased loan portfolio of $43.5 million is marked to fair value and therefore does not carryover any previously established allowance for loan losses. Net loans charged-off during the quarter totaled $468 thousand, which compares to net charge-offs of $242 thousand and $813 thousand in the preceding quarter and second quarter of 2017, respectively. On an annualized basis, net charge-offs as a percentage of average loans were 0.24% for the second quarter of 2018 compared to 0.13% in the first quarter and 0.49% in the second quarter of 2017.

Noninterest Income

Total noninterest income for the quarter was $3.7 million which represents an increase of $389 thousand, or 11.6%, from the previous quarter and a decline of $347 thousand, or 8.5% from the second quarter of 2017. The linked quarter increase resulted from higher deposit and other service charges and mortgage banking income, which was partially offset by lower fiduciary and asset management fees. The decrease in noninterest income relative to the year ago period was largely due to the recognition of a $550 thousand non-recurring gain associated with the acquisition of Old Point Mortgage in the second quarter of 2017.

Noninterest Expense

Noninterest expense totaled $10.4 million for the second quarter of 2018. This represents an increase of $812 thousand, or 8.4%, from the first quarter of 2018 and an increase of $1.2 million, or 12.6%, from the second quarter of 2017. Both the linked quarter and year ago quarter increases were mostly due to higher salaries and employee benefits associated with normal market driven adjustments, but also included the addition of salaries and related severance payments associated with the acquisitions of Citizens and Old Point Mortgage, non-recurring merger expenses, and losses on other real estate owned.

Balance Sheet Review

Total assets as of June 30, 2018 were $1.0 billion, an increase of $50.2 million, or 5.1%, from December 31, 2017. Net loans held for investment increased $37.9 million, or 5.2%, from December 31, 2017 to $767.0 million. The growth in net loans and total assets was largely the result of the Citizens acquisition.

On April 1, 2018 the Company completed its acquisition of Citizens. Below is a summary of the transaction and related impact on the Company's balance sheet.

•	The fair value of assets acquired equaled $50.4 million, and the fair value of liabilities assumed equaled $44.3 million.
•	Loans held for investment acquired totaled $43.5 million with a fair value of $42.8 million.
•	Total deposits assumed totaled $43.8 million with a fair value of $44.0 million.
•	Total goodwill arising from the transaction equaled $1 million.
•	Core deposit intangibles acquired totaled $440 thousand.

Total liabilities increased $47.4 million, or 5.4%, from December 31, 2017. Total deposits increased $56.7 million, or 7.2%, to $840.3 million from December 31, 2017. Noninterest-bearing deposits increased $19.4 million, or 8.6%, savings deposits increased $15.4 million, or 4.5%, and time deposits increased $22.0 million, or 10.3%. Overnight repurchase agreements increased $5.4 million, or 25.9%, and Federal Home Loan Bank advances decreased by $7.5 million, or 11.1%, from December 31, 2017. Total stockholders' equity increased 2.9% from December 31, 2017 to $99.2 million.

Non-GAAP Financial Measures – In addition to the Company's results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including net operating earnings, net operating earnings per share, and net operating ROA.  A schedule reconciling these non-GAAP financial measures is provided at the end of this press release.  The Company uses these non-GAAP financial measures in its internal analysis of financial and operating performance and the Company's management believes that they provide greater transparency regarding management's view of the Company's performance.  These non-GAAP financial measures should be read in conjunction with, and not as a substitute for, the Company's GAAP results.  In addition, because not all companies use identical calculations, the Company's presentation of its non-GAAP financial measures may not be comparable to other similarly titled measures of other companies.

Safe Harbor Statement Regarding Forward-Looking Statements - Statements in this press release which use language such as "believes," "expects," "plans," "may," "will," "should," "projects," "contemplates," "anticipates," "forecasts," "intends" and similar expressions, identify forward-looking statements. These forward-looking statements are based on the beliefs of Old Point's management, as well as estimates and assumptions made by, and information currently available to, management. These statements are inherently uncertain, and there can be no assurance that the underlying estimates or assumptions will prove to be accurate. Actual results could differ materially from historical results or those anticipated by such statements. Forward-looking statements in this release may include, without limitation: statements regarding future financial performance; future impacts of the Tax Act on the Company's operations; performance of the investment and loan portfolios, including performance of the consumer auto loan portfolio and the purchased student loan portfolio; the effects of diversifying the loan portfolio; strategic business initiatives; management's efforts to reposition the balance sheet; deposit growth; levels and sources of liquidity; use of proceeds from the sale of securities; future levels of charge-offs or net recoveries; the impact of increases in NPAs on future earnings; write-downs and expected sales of other real estate owned; and changes in interest rates.

Factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to the possibility that any of the anticipated benefits of the acquisition of Citizens will not be realized or will not be realized within the expected time period. Other factors that could have a material adverse effect on the operations and future prospects of Old Point include, but are not limited to, changes in: interest rates and yields; general economic and business conditions, including unemployment levels; demand for loan products; the legislative/regulatory climate; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board and any changes associated with the current administration; the quality or composition of the loan or securities portfolios; changes in the volume and mix of interest-earning assets and interest-bearing liabilities; the effects of management's investment strategy and strategy to manage the net interest margin; the U.S. Government's guarantee of repayment of student loans purchased by Old Point; the level of net charge-offs on loans; deposit flows; competition; demand for financial services in Old Point's market area; technology; reliance on third parties for key services; the use of inaccurate assumptions in management's modeling systems; the real estate market; accounting principles, policies and guidelines; and other factors detailed in Old Point's publicly filed documents, including its Annual Report on Form 10-K for the year ended December 31, 2017. These risks and uncertainties should be considered in evaluating the forward-looking statements contained herein, and readers are cautioned not to place undue reliance on such statements, which speak only as of date of the release.

Old Point Financial Corporation ("OPOF" - Nasdaq) is the parent company of The Old Point National Bank of Phoebus, a locally owned and managed community bank serving all of Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com. For more information, contact Jeffrey Farrar, Chief Financial Officer & Senior Vice President/Finance of Old Point Financial Corporation at 757-728-1248, or Erin Black, Senior Vice President/Marketing Director, Old Point National Bank at 757-251-2792.

Old Point Financial Corporation and Subsidiaries
Consolidated Balance Sheets	June 30,	December 31,
(in thousands, except share and per share data)	2018	2017
	(unaudited)
Assets

Cash and due from banks	$20,079	$13,420
Interest-bearing due from banks	15,055	908
Federal funds sold	1,902	84
Cash and cash equivalents	37,036	14,412
Securities available-for-sale, at fair value	142,981	157,121
Restricted securities	4,119	3,846
Loans held for sale	100	779
Loans held for investment, net	766,993	729,092
Premises and equipment, net	37,775	37,197
Bank-owned life insurance	26,363	25,981
Goodwill	1,620	621
Other real estate owned, net	251	-
Core deposit intangible	429	-
Other assets	14,363	12,777
Total assets	$1,032,030	$981,826

Liabilities & Stockholders' Equity

Deposits:
Noninterest-bearing deposits	$245,069	$225,716
Savings deposits	360,478	345,053
Time deposits	234,788	212,825
Total deposits	840,335	783,594
Federal funds purchased	-	10,000
Overnight repurchase agreements	26,048	20,693
Federal Home Loan Bank advances	60,000	67,500
Other borrowings	2,850	-
Accrued expenses and other liabilities	3,583	3,651
Total liabilities	932,816	885,438

Commitments and contingencies

Stockholders' equity:
Common stock, $5 par value, 10,000,000 shares authorized;
5,181,106 and 5,019,703 shares outstanding
(includes 12,083 and 2,245 shares of nonvested restricted stock)	25,847	25,087
Additional paid-in capital	20,568	17,270
Retained earnings	55,688	54,738
Accumulated other comprehensive loss, net	(2,889)	(707)
Total stockholders' equity	99,214	96,388
Total liabilities and stockholders' equity	$1,032,030	$981,826

Old Point Financial Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
(n thousands, except per share data)	Three Months Ended			Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

Interest and Dividend Income:
Interest and fees on loans	$8,688	$7,895	$7,110	$16,583	$13,890
Interest on due from banks	22	4	3	26	8
Interest on federal funds sold	8	2	2	10	5
Interest on securities:
Taxable	499	494	491	993	987
Tax-exempt	302	344	420	646	847
Dividends and interest on all other securities	75	60	35	135	49
Total interest and dividend income	9,594	8,799	8,061	18,393	15,786

Interest Expense:
Interest on savings deposits	141	104	73	245	137
Interest on time deposits	698	616	520	1,314	1,039
Interest on federal funds purchased, securities sold under
agreements to repurchase and other borrowings	42	10	8	52	13
Interest on Federal Home Loan Bank advances	287	324	72	611	72
Total interest expense	1,168	1,054	673	2,222	1,261
Net interest income	8,426	7,745	7,388	16,171	14,525
Provision for loan losses	675	525	1,000	1,200	1,650
Net interest income after provision for loan losses	7,751	7,220	6,388	14,971	12,875

Noninterest Income:
Fiduciary and asset management fees	915	983	951	1,898	1,917
Service charges on deposit accounts	1,078	870	916	1,948	1,843
Other service charges, commissions and fees	1,164	1,067	1,075	2,231	2,091
Bank-owned life insurance income	173	209	199	382	397
Mortgage banking income	236	141	284	377	290
Gain on sale of available-for-sale securities, net	138	80	87	218	87
Gain on acquisition of Old Point Mortgage	-	-	550	-	550
Other operating income	40	5	29	45	79
Total noninterest income	3,744	3,355	4,091	7,099	7,254

Noninterest Expense:
Salaries and employee benefits	5,935	5,477	5,449	11,412	10,546
Occupancy and equipment	1,487	1,477	1,454	2,964	2,903
Data processing	596	516	441	1,112	855
FDIC insurance	186	191	98	377	194
Customer development	135	182	154	317	298
Professional services	537	488	520	1,025	893
Employee professional development	208	192	219	400	455
Other taxes	142	170	138	312	281
ATM and other losses	157	97	155	254	332
Loss (gain) on other real estate owned	86	-	(18)	86	(18)
Merger expenses	391	205	-	596	-
Other operating expenses	581	634	660	1,215	1,237
Total noninterest expense	10,441	9,629	9,270	20,070	17,976
Income before income taxes	1,054	946	1,209	2,000	2,153
Income tax expense	64	4	48	68	50
Net income	$990	$942	$1,161	$1,932	$2,103

Basic Earnings per Share:
Average shares outstanding	5,177,233	5,020,075	4,984,151	5,099,088	4,980,728
Net income per share of common stock	$0.19	$0.19	$0.23	$0.38	$0.42

Diluted Earnings per Share:
Average shares outstanding	5,177,233	5,020,146	4,996,880	5,099,124	4,993,916
Net income per share of common stock	$0.19	$0.19	$0.23	$0.38	$0.42

Cash Dividends Declared per Share:	$0.11	$0.11	$0.11	$0.22	$0.22

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income and Rates
	For the quarter ended June 30,
	2018			2017
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate**	Balance	Expense	Rate**
			(dollars in thousands)
ASSETS
Loans*	$778,033	$8,702	4.47%	$659,926	$7,142	4.33%
Investment securities:
Taxable	95,657	499	2.09%	103,485	491	1.90%
Tax-exempt*	49,879	382	3.06%	70,805	636	3.59%
Total investment securities	145,536	881	2.42%	174,290	1,127	2.59%
Interest-bearing due from banks	4,656	22	1.89%	1,316	3	0.91%
Federal funds sold	2,079	8	1.54%	1,248	2	0.64%
Other investments	4,314	75	6.95%	2,098	35	6.67%
Total earning assets	934,618	$9,688	4.15%	838,878	$8,309	3.96%
Allowance for loan losses	(10,125)			(9,025)
Other non-earning assets	100,098			102,655
Total assets	$1,024,591			$932,508

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$28,875	$3	0.04%	$28,438	$2	0.03%
Money market deposit accounts	240,832	117	0.19%	235,539	60	0.10%
Savings accounts	88,904	21	0.09%	82,217	11	0.05%
Time deposits	236,396	698	1.18%	203,819	520	1.02%
Total time and savings deposits	595,007	839	0.56%	550,013	593	0.43%
Federal funds purchased, repurchase
agreements and other borrowings	30,125	42	0.56%	26,302	8	0.12%
Federal Home Loan Bank advances	64,560	287	1.78%	26,374	72	1.09%
Total interest-bearing liabilities	689,692	1,168	0.68%	602,689	673	0.45%
Demand deposits	233,931			227,880
Other liabilities	2,897			5,586
Stockholders' equity	98,071			96,353
Total liabilities and stockholders' equity	$1,024,591			$932,508
Net interest margin		$8,520	3.65%		$7,636	3.64%

*Computed on a fully tax-equivalent basis using a 21% rate in 2018 and a 34% rate in 2017
**Annualized

Old Point Financial Corporation and Subsidiaries
Average Balance Sheets, Net Interest Income and Rates
	For the six months ended June 30,
	2018			2017
		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate**	Balance	Expense	Rate**
			(dollars in thousands)
ASSETS
Loans*	$761,795	$16,612	4.36%	$638,262	$13,953	4.37%
Investment securities:
Taxable	95,025	993	2.09%	105,303	987	1.87%
Tax-exempt*	53,881	818	3.04%	71,618	1,283	3.58%
Total investment securities	148,906	1,811	2.43%	176,921	2,270	2.57%
Interest-bearing due from banks	2,913	26	1.79%	1,710	8	0.94%
Federal funds sold	1,271	10	1.57%	1,422	5	0.70%
Other investments	4,365	135	6.19%	1,537	49	6.38%
Total earning assets	919,250	$18,594	4.05%	819,852	$16,285	3.97%
Allowance for loan losses	(9,985)			(8,710)
Other nonearning assets	96,763			105,422
Total assets	$1,006,028			$916,564

LIABILITIES AND STOCKHOLDERS' EQUITY
Time and savings deposits:
Interest-bearing transaction accounts	$28,239	$5	0.04%	$28,332	$5	0.04%
Money market deposit accounts	235,961	208	0.18%	235,798	112	0.09%
Savings accounts	87,214	32	0.07%	81,114	20	0.05%
Time deposits	224,088	1,314	1.17%	205,469	1,039	1.01%
Total time and savings deposits	575,502	1,559	0.54%	550,713	1,176	0.43%
Federal funds purchased, repurchase
agreements and other borrowings	29,243	52	0.36%	23,482	13	0.11%
Federal Home Loan Bank advances	72,403	611	1.69%	13,260	72	1.09%
Total interest-bearing liabilities	677,148	2,222	0.66%	587,455	1,261	0.43%
Demand deposits	228,524			227,971
Other liabilities	3,172			5,715
Stockholders' equity	97,184			95,423
Total liabilities and stockholders' equity	$1,006,028			$916,564
Net interest margin		$16,372	3.56%		$15,024	3.67%

*Computed on a fully tax-equivalent basis using a 21% rate in 2018 and a 34% rate in 2017
**Annualized

Old Point Financial Corporation and Subsidiaries
Selected Ratios	June 30,	March 31,	June 30,
	2018	2018	2017
Earnings per common share, diluted	$0.19	$0.19	$0.23
Return on average assets (ROA)	0.39%	0.38%	0.50%
Return on average equity (ROE)	4.04%	3.91%	4.82%
Net interest margin (FTE)	3.65%	3.48%	3.64%
Non-performing assets (NPAs)/total assets	1.59%	1.66%	1.58%
Annualized net charge offs/average total loans	0.24%	0.13%	0.49%
Allowance for loan losses/total loans	1.28%	1.33%	1.28%
Efficiency ratio (FTE)	85.23%	86.04%	79.26%

Non-Performing Assets (NPAs) (in thousands)
Nonaccrual loans	$13,891	$14,131	$11,556
Loans > 90 days past due, but still accruing interest	2,296	2,166	3,370
Other real estate owned	251	203	-
Total non-performing assets	$16,438	$16,500	$14,926

Other Selected Numbers (in thousands)
Loans charged off during the quarter, net of recoveries	$468	$242	$813
Quarterly average loans	$778,033	$745,376	$659,926
Quarterly average assets	$1,024,591	$987,258	$932,508
Quarterly average earning assets	$934,618	$903,712	$838,878
Quarterly average deposits	$828,938	$778,834	$777,893
Quarterly average equity	$98,071	$96,286	$96,353

Old Point Financial Corporation and Subsidiaries
Reconciliations of GAAP Measures to Non-GAAP Measures (unaudited)
(dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	Jun 30, 2018	Mar 31, 2018	Jun 30, 2017	Jun 30, 2018	Jun 30, 2017

Net income	$990	$942	$1,161	$1,932	$2,103
Plus: Merger-related costs, excluding severance (after tax)	391	205	-	596	-
Plus: Merger-related severance costs (after tax)	88	-	-	88	-
Less: Gain on acquisition of Old Point Mortgage (after tax)	-	-	(363)	-	(363)
Net operating earnings	$1,469	$1,147	$798	$2,616	$1,740

Weighted average shares outstanding (assuming dilution)	5,177,233	5,020,146	4,996,880	5,099,124	4,993,916
Earnings per share (GAAP)	$0.19	$0.19	$0.23	$0.38	$0.42
Net operating earnings per share (Non-GAAP)	$0.28	$0.23	$0.16	$0.51	$0.35

Average assets	$1,024,591	$987,258	$932,508	$1,006,028	$916,564
ROA (GAAP)	0.39%	0.38%	0.50%	0.38%	0.46%
Net operating ROA (non-GAAP)	0.57%	0.46%	0.34%	0.52%	0.38%

Efficiency ratio (FTE)	85.13%	85.92%	79.05%	85.51%	80.69%
Operating efficiency ratio (FTE)	81.03%	84.09%	82.94%	82.49%	82.73%